UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed	by the Registrant ☒

Filed	by a party other than the Registrant ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 13, 2025, Air Products and Chemicals, Inc. (the “Company”) posted the following material on its website, https://www.voteairproducts.com/:

AIR PRODUCTS
Home | Board | Strategy | Mantle Ridge Nominees | Resources | Advocacy
HOW TO VOTE



Investor Resources

Press Releases

VIEW ALL PRESS RELEASES

PRESS RELEASE — Jan 13 2025
Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees
READ FULL PRESS RELEASE

PRESS RELEASE — Jan 9 2025
Air Products Sends Letter to Shareholders Correcting Mantle Ridge's Falsehoods and Misleading Claims
READ FULL PRESS RELEASE

PRESS RELEASE — Jan 8 2025
Air Products' Board of Directors Issues Response to Mantle Ridge
READ FULL PRESS RELEASE

Shareholder Letters

VIEW ALL LETTERS

SHAREHOLDER LETTER — Jan 13 2025
Air Products' Board of Directors Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees
READ SHAREHOLDER LETTER

SHAREHOLDER LETTER — Jan 12 2025
Air Products' Board of Directors Issues Letter to Retail Shareholders
READ SHAREHOLDER LETTER

SHAREHOLDER LETTER — Jan 9 2025
Air Products' Board of Directors Issues Letter to Shareholders Correcting Mantle Ridge's Falsehoods and Misleading Claims
READ SHAREHOLDER LETTER

Investor Presentations

INVESTOR PRESENTATIONS — Dec 18 2024
Investor Presentation
DOWNLOAD PRESENTATION

Recent News

RECENT NEWS — Dec 13 2024
Activist Air Products Board Nominee is Said to be Source of Decade-old M&A Leak: Court Filing
READ FULL ARTICLE

SEC Filings

VIEW ALL FILINGS

SEC FILING — Jan 13 2025
Additional Proxy Soliciting Materials – Definitive
VIEW FILING

SEC FILING — Jan 10 2025
Additional Proxy Soliciting Materials – Definitive
VIEW FILING

SEC FILING — Jan 10 2025
Additional Proxy Soliciting Materials – Definitive
VIEW FILING

Disclaimer This website is provided merely as information and is not intended to be, nor should it be construed as. an offer to sell or a solicitation of an offer to buy any security. This website does not recommend the purchase or sale of any security. This website is not intended to be. nor should it be construed or used as. investment tax or legal advice. This website is the exclusive property of Air Products and may not be reproduced or distributed, in whole or in part without the express prior written consent of the Company. Important Additional Information The Company and certain of its directors and executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders {the “Annual Meeting”). The Company filed its definitive proxy statement {the “Definitive Proxy Statement”! and a WHITE universal proxy card with the u.s. Securities and Exchange Commission {the “SEC”) on December 3, 2024 in connection with such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY AR E STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants. and their direct and indirect interests. by security holdings or otherwise. in the Company’s securities and can be found in the appendix titled “Supplemental Information Regarding Participants in the Solicitation” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4. and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Shareholders will be able to obtain the Definitive Proxy Statement any amendments or supplements thereto and other documents filed by the Company with the SE C at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.airoroducts.com. Cautionary Statement The timing of these postings are made at the discretion of the Company. Readers should not assume that the information contained on this website has been updated or otherwise contains current information. The Company does not review past postings to determine whether they remain accurate. and information contained in such postings may have been superseded. This website contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on managements expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information. actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 1 O-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law. we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based. Testimonials, Other Quotations and Third-Party Statements This website may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from. persons or companies that are not affiliated with the Company. The Company has neither sought nor obtained consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, including. without limitation, information generated by Mantle Ridge LP or its affiliated parties (collectively. the “Dissident Group”). The Company has not assisted in the preparation of any third party information, including, without limitation, information generated by the Dissident Group. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website. This website may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media. unless specifically noted otherwise, do not necessarily represent the opinions of the Company.

Also on January 13, 2025, the Company posted the following material on its website, https://www.airproducts.com/:

800-654-4567 1 Contact Us Company v Energy Translation Sustainability Careers v Investors AP) $ 300 26 . . United States 1 English PRODUCTS:.: Gas Supply Industries Applications My Air Products Q 01/13/2025 I LEHIGH VALLEY. PA Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Strongly Disagrees with ISS’ Opinion Published Today Urges Shareholders to Vote “FOR” ONLY Air Products’ Nominees on the WHITE Proxy Card Media Contacts: Katie McDonald I+1 610 4813673 Contacts: I +1 6104811872 +1 610481 2951 Air Products· (NYS: AI’LJ) l: loard of Directors today sent a letter to shareholders in connection with its Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at 8:30a.m. U.S. Eastern Time on January 23, 2025. All Air Products shareholders of record as of the close of business on November 27, 2024, will be entitled to vote at the Annual Meeting. Air Products urges shareholders to vote “FOR” ONLY Air Products’ nominees on the WHITE proxy card and warns investors that following ISS’ voting recommendation could have a serious impact on the Company and their investment, as described in the letter to shareholders The full text of the letter to shareholders follows: AIR PRODUCTS SHAREHOLDERS HAVE TWO CHOICES TO CONSIDER ACHIEVE STABILITY, GROWTH, AND LONG-TERM VALUE CREATION WITH AIR PRODUCTS’ FIT-FOR-PURPOSE BOARD OR RISK LIMITED GROWTH, LONG-TERM VALUE DESTRUCTION, AND AN UNCERTAIN FUTURE WITH MANTLE RIDGE’S NOMINEES WHO HAVE STALE OR INFERI OR EXPERIENCE AND LACK ANY GO-FORWARD PLAN

Dear Fellow Air Products Shareholders: On January 23rd, you will cast your vote to determine the future of your Company. On the ballot you can make one of two choices. 1. Supporting the Air Products nominees, who will continue to oversee performance of the base business, a carefully developed and credible two -pillar growth strategy to maximize long-term shareholder value, and a smooth, orderly and deliberate CEO transition. 2. On the other hand, supporting any of Mantle Ridge’s nominees, who have offered no alternative plan, would remove valuable expertise from the Board and could create significant instability as to the future leadership or strategic direction of the Company. The stakes could not be higher. We think the choice is clear: ./ Focus to achieve long term, sustainable, superior shareholder value creation. X Prioritizing short-term opportunism and unnecessary disruption instead of innovation and investing for the future. ./ Continued performance of our core industrial gas business. X Zero plan from Mantle Ridge. ./ Continued execution of our clean hydrogen strategy: we believe that in the coming 6-12 months we will have our NEOM project in Saudi Arabia fully committed as well as an anchor off take customer and an equity partner for our Darrow project in Louisiana. X Zero plan from Mantle Ridge. If Mantle Ridge is successful Air Products’ new management team would be faced with either (I) cutting off the clean hydrogen strategy pursued across the industry with no ideas or path to continued growth of an industrial gas platform or (II) attempting to continue our path of executing long-term offtakes with global corporate giants and sovereign-owned entities with an inexperienced, first-time public company CEO.

The Board is currently made up of experienced directors with high integrity, track records of success, and relevant experience. ./ Our two new nominees, Bhavesh V. (“Bob”) Patel and Alfred Stern, bring international and public company CEO experience and fresh perspective to successfully oversee the execution of our two-pillar growth strategy. x Mantle Ridge’s subpar nominees are inferior to the backgrounds of Air Products’ proposed board. o Dennis Reilley has very stale operating experience, having last served as an executive 18 years ago, and deeply troubling questions as to whether he repeatedly leaked confidential information to a neighbor from three different boards where he was a director. o Paul Hilal has no industry experience and a track record of value destruction and mismanaged succession processes at every one of Mantle Ridge’s public activist campaigns—Aramark, CSX and Dollar Tree. o Andrew Evans’ lacks international experience and oversaw the finances of the Vogrle nuclear power plant expansion project as CFO of Southern Company, which was plagued by construction delays and cost overruns- the project was seven year slate and $17 billion over budget. o Tracy McKibben, whose experience stems largely from serving as an investor and consultant at what appears ro be a small firm she founded, served as a director of lmation (now known as Glass bridge). Share prices ranged from a high of $43.60 when Ms. McKibben joined the board, to a low of $0.75, with lmation ultimately being delisted from the New York Stock Exchange.

If Mantle Ridge were to unseat our CEO, Lead Independent Director or two other highly qualified directors from your Board, it could create extraordinary confusion among many of our stakeholders as to the future direction and leadership of the Company, and put our long-term performance at risk. Allowing Mantle Ridge to unwind our capital projects would needlessly cost shareholders billions of dollars, rather than trusting your Board—who with the addition of our two new nominees at our 2025 Annual Meeting will have six of nine directors appointed in the past five years if elected—to continue to sign off-take agreements and undertake an orderly CEO transition. There is no middle ground—appointing any of Mantle Ridge’s nominees could impede our ability to deliver you the long-term shareholder value that the Company has been positioning for. Protect your investment and the future of the Company by voting the WHITE proxy card “FOR” ONLY Air Products’ full slate of director nominees. Please discard any blue proxy card you may receive from Mantle Ridge. Thank you for your continued support. Sincerely. The Air Products Board of Directors For more information regarding our Board nominees and strategy, please visit:www.voteairproducts.com. YOUR VOTE IS IMPORTANT. Wnether or not you plan to virtually attend the 2025 Annual Meeting, please take a few minutes now to vote by lntemet or by telephone by following the instructions on the WHITE proxy caro, or to sign, date and return me enclosed WHITE proxy card in the enclosed postage-paid envelope provided. Regardless of the number of Company shares you own, your presence by proxyis helpful to establih; a quorum and your vote is important. OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “.E.QR“ONLY AIR PRODUCTS’NINE NOMINEES AND PROPOSALS ON THE ENCLOSED Wl::!..lif PROXY CARD.

Vote only "FOR" Air Products' Director Nominees on the White Proxy Card today!

Your vote at Air Products' upcoming 2025 Annual Meeting of Shareholders on January 23, 2025 is critical and more important than ever this year.

Visit voteairproducts.com



About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for over 80 years focused on serving energy, environmental, and emerging markets and generating a cleaner future. The Company supplies essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemicals, metals, electronics, manufacturing, medical and food. As the leading global supplier of hydrogen, Air Products also develops, engineers, builds, owns and operates some of the world's largest clean hydrogen projects, supporting the transition to low- and zero-carbon energy in the industrial and heavy-duty transportation sectors. Through its sale of equipment businesses, the Company also provides turbomachinery, membrane systems and cryogenic containers globally.

Air Products had fiscal 2024 sales of $12.1 billion from operations in approximately 50 countries and has a current market capitalization of about $65 billion. Approximately 23,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products' higher purpose to create innovative solutions that benefit the environment, enhance sustainability and reimagine what's possible to address the challenges facing customers, communities, and the world. For more information, visit airproducts.com or follow us on LinkedIn, X, Facebook or Instagram.

Non-GAAP Financial Measures

This communication contains certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted EPS and adjusted EBITDA margin. On our website, at investors.airproducts.com, we have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Management believes these non-GAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate our business because such measures, when viewed together with our GAAP disclosures, provide a more complete understanding of the factors and trends affecting our business. The non-GAAP financial measures supplement our GAAP disclosures and are not meant to be considered in isolation or as a substitute for the most directly comparable measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

Forward-Looking Statements

This communication contains "forward-looking statements" within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's expectations and assumptions as of the date of this communication and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

NEWS CENTER Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products’ Board of Directors sent a letter to shareholders urging them to vote “FOR” ONLY Air Products’ nominees on the WHITE proxy card and warns investors that following ISS’ voting recommendation could have a serious negative impact on the Company and their investment.as described in the letter to shareholders. Read More

Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Air Products’ Board of Directors Issues Response to Mantle Ridge Air Products Board of Directors Reiterates Deliberate Succession Planning Process, Superior Quality of its Board Candidates, and Strong Financial Performance 13 JANUARY 2025 Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees

Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Air Products’ Board of Directors Issues Response to Mantle Ridge Air Products Board of Directors Reiterates Deliberate Succession Planning Process, Superior Quality of its Board Candidates, and Strong Financial Performance

Also on January 13, 2025, the Company posted the following material on its website, https://www.investors.airproducts.com/:

Air Products Sends Letter to Shareholders Highlighting Reasons to Support Its Board Nominees Air Products Sends Letter to Shareholders Correcting Mantle Ridge’s Falsehoods and Misleading Claims Air Products’ Board of Directors Issues Response to Mantle Ridge Air Products Board of Directors Reiterates Deliberate Succession Planning Process, Superior Quality of its Board Candidates, and Strong Financial Performance Air Products Internal Use Only

Also on January 13, 2025, the Company made the following posts to its social media platforms:

Air Products Sends Letter to Shareholders Highlighting Reasons to Support its Board nominees.

Air Products Sends Letter to Shareholders Highlighting Reasons to Support its Board nominees.

Also on January 13, 2025, the Company posted the following letter to its website, https://www.voteairproducts.com/:

Air Products Shareholders Have Two Choices To Consider ACHIEVE STABILITY, GROWTH, AND LONG-TERM VALUE CREATION WITH AIR PRODUCTS’ FIT-FOR-PURPOSE BOARD OR RISK LIMITED GROWTH, LONG-TERM VALUE DESTRUCTION, AND AN UNCERTAIN FUTURE WITH MANTLE RIDGE’S NOMINEES WHO HAVE STALE OR INFERIOR EXPERIENCE AND LACK ANY GO-FORWARD PLAN Dear Fellow Shareholder, On January 23rd, you will cast your vote to determine the future of your Company. On the ballot you can make one of two choices. 1. Supporting the Air Products nominees, who will continue to oversee performance of the base business, a carefully developed and credible two-pillar growth strategy to maximize long-term shareholder value, and a smooth, orderly and deliberate CEO transition. 2. On the other hand, supporting any of Mantle Ridge’s nominees, who have offered no alternative plan, would remove valuable expertise from the Board and could create significant instability as to the future leadership or strategic direction of the Company.

The stakes could not be higher. We think the choice is clear: Choice #1: Supporting Air Products’ Superior Nominees Growth, Long-term Value Creation, and Stability Choice #2: Supporting Mantle Ridge’s Substandard Slate Risk of Limited Growth, Long-term Value Destruction, and an Uncertain Future Your Board is conducting a smooth, orderly and deliberate CEO transition that will ensure the highest quality candidate to be named President by March 31. At that time, we will also provide a definitive succession timeline for when this leader will become the next Air Products CEO. Mantle Ridge has threatened to immediately fire the CEO and leadership team and replace it with an unqualified CEO candidate who needs to be paired with Dennis Reilley, has no public Company chief executive experience, and who was passed over as CEO at his previous employer. Focus to achieve long term, sustainable, superior shareholder value creation. Prioritizing short-term opportunism and unnecessary disruption instead of innovation and investing for the future. Continued performance of our core industrial gas business. Zero plan from Mantle Ridge. Continued execution of our clean hydrogen strategy: we believe that in the coming 6-12 months we will have our NEOM project in Saudi Arabia fully committed as well as an anchor offtake customer and an equity partner for our Darrow project in Louisiana. Zero plan from Mantle Ridge. If Mantle Ridge is successful, Air Products’ new management team would be faced with either (I) cutting off the clean hydrogen strategy pursued across the industry with no ideas or path to continued growth of an industrial gas platform or (II) attempting to continue our path of executing long-term offtakes with global corporate giants and sovereign-owned entities with an inexperienced, first-time public Company CEO. The Board is currently made up of experienced directors with high integrity, track records of success, and relevant experience. Our two new nominees, Bhavesh V. (“Bob”) Patel and Alfred Stern, bring international and public Company CEO experience and fresh perspective to successfully oversee the execution of our two-pillar growth strategy. Mantle Ridge’s subpar nominees are inferior to the backgrounds of Air Products’ proposed Board. • Dennis Reilley has very stale operating experience, having last served as an executive 18 years ago, and deeply troubling questions as to whether he repeatedly leaked confidential information to a neighbor from three different Boards where he was a director. • Paul Hilal has no industry experience and a track record of value destruction and mismanaged succession processes at every one of Mantle Ridge’s public activist campaigns – Aramark, CSX and Dollar Tree. • Andrew Evans lacks international experience and oversaw the finances of the Vogtle nuclear power plant expansion project as CFO of Southern Company, which was plagued by construction delays and cost overruns – the project was seven years late and $17 billion over budget. • Tracy McKibben, whose experience stems largely from serving as an investor and consultant at what appears to be a small firm she founded, served as a director of Imation (now known as Glass bridge). Share prices ranged from a high of $43.60 when Ms. McKibben joined the Board, to a low of $0.75, with Imation ultimately being delisted from the New York Stock Exchange.

If Mantle Ridge were to unseat our CEO, Lead Independent Director or two other highly qualified directors from your Board, it could create extraordinary confusion among many of our stakeholders as to the future direction and leadership of the Company, and put our long-term performance at risk. Allowing Mantle Ridge to unwind our capital projects would needlessly cost shareholders billions of dollars, rather than trusting your Board – who with the addition of our two new nominees at our 2025 Annual Meeting will have six of nine directors appointed in the past five years if elected – to continue to sign off-take agreements and undertake an orderly CEO transition. There is no middle ground – appointing any of Mantle Ridge’s nominees could impede our ability to deliver you the long-term shareholder value that the Company has been positioning for. Protect your investment and the future of the Company by voting the WHITE proxy card “FOR” ONLY Air Products’ full slate of director nominees. Please discard any blue proxy card you may receive from Mantle Ridge. Thank you for your continued support. Sincerely, The Air Products Board of Directors For more information regarding our Board nominees and strategy, please visit: www.voteairproducts.com. Your Vote Is Important. Whether or not you plan to virtually attend the 2025 Annual Meeting, please take a few minutes now to vote by Internet or by telephone by following the instructions on the WHITE proxy card, or to sign, date and return the enclosed WHITE proxy card in the enclosed postage-paid envelope provided. Regardless of the number of Company shares you own, your presence by proxy is helpful to establish a quorum and your vote is important. Our Board Of Directors Unanimously Recommends A Vote “For” Only Air Products’ Nine Nominees And Proposals On The Enclosed White Proxy Card. If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor: Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, New York 10022 Shareholders: 1 (877) 750-0537 (toll-free from the U.S. and Canada) or +1 (412) 232-3651 (from other countries)

Non-GAAP Financial Measures This communication contains certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), including adjusted EPS and adjusted EBITDA margin. On our website, at investors.airprodcuts.com, we have included reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. Management believes these non-GAAP financial measures provide investors, potential investors, securities analysts, and others with useful information to evaluate our business because such measures, when viewed together with our GAAP disclosures, provide a more complete understanding of the factors and trends affecting our business. The non-GAAP financial measures supplement our GAAP disclosures and are not meant to be considered in isolation or as a substitute for the most directly comparable measures prepared in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies. Forward-Looking Statements This communication contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this communication and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.